UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 21, 2017

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2017, the Company announced that the Board of Directors appointed Mr. Stephen F. Ghiglieri, 55, its Executive Vice President and Chief Financial Officer, as the Company’s Interim Chief Executive Officer, effective February 21, 2017. On February 21, 2017, the Company and Mr. Ghiglieri amended (the “Ghiglieri Amendment”) the employment agreement between the Company and Mr. Ghiglieri dated November 1, 2016, to provide that during the term Mr. Ghiglieri is the Interim Chief Executive Officer to (i) change Mr. Ghiglieri’s base salary from $370,000 to $450,000 a year, (ii) change Mr. Ghiglieri’s target bonus from 30% to 50% of base salary (to be awarded in the discretion of the Board), and (iii) increase Mr. Ghiglieri severance from 6 to 12 months of base salary if Mr. Ghiglieri is terminated from his employment without cause. Mr. Ghiglieri will also continue to serve as the Company’s Chief Financial Officer.

The foregoing description of the Ghiglieri Amendment is qualified in its entirety by the Ghiglieri Amendment, which is filed as Exhibit 10.1 on this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Employment Agreement between Galena Biopharma, Inc. and Stephen Ghiglieri, dated as of February 21, 2017.

99.1	Press release of Galena Biopharma, Inc. issued on February 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	2/21/2017	By:	/s/ Thomas J. Knapp
Thomas J. Knapp Interim General Counsel and Corporate Secretary